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EXHIBIT 99.1

FOR IMMEDIATE RELEASE                        CONTACTS:  MICHAEL L. SHERIFF
                                                        CHIEF EXECUTIVE OFFICER
                                                        X-CHANGE CORPORATION
                                                        (972) 747-0051

                                                        RICK EISENBERG
                                                        EISENBERG COMMUNICATIONS
                                                        (212) 496-6828

               X-CHANGE CORPORATION PROMOTES KAREY DANIELS TO CFO

DALLAS, APRIL 23, 2007 - THE X-CHANGE CORPORATION (OTCBB: XCHC) announced today it has appointed Ms. Karey Daniels to the position of Chief Financial Officer and has accepted the resignation of Scott Thompson as Chief Financial Officer and Director. Ms. Daniels has served as VP Finance and Controller of X-Change's wholly-owned subsidiary, AirGATE Technologies, since December 2006.

"Mr. Thompson resigned in order to be able to devote more time to his personal business interests," said Michael Sheriff, X-Change Chairman and CEO, "and we deeply appreciate his time, effort and contribution toward our SUCCESS during the past three years. In his tenure as CFO, Mr. Thompson helped guide the Company through key transitions to its current position as a recognized player in the RFID industry.

"Moving forward, however, we feel the commercialization of our RFID and wireless solutions for major corporate and government customers requires a resident CFO to assist in daily operations and help fuel and support our anticipated growth. We are pleased to have someone as talented as Ms. Daniels to serve in this capacity."

Ms. Daniels has 17 years financial management experience. Prior to joining the management team of X-Change/AirGATE, Ms. Daniels served several financial roles at Texas Instruments for 11 years. As Controller for that company's Americas Business Unit, she was responsible for monthly and quarterly close and compliance, forecasting and modeling and managing the financial planning team. She also led the division acquisition and strategy teams and managed division level budgets. Her other roles at Texas Instruments included Financial Planning Analyst for the Corporate, Software Division and Special Defense Division. Ms. Daniels received her MBA from Southern Methodist University and her BBA from Stephen F. Austin State University. She is a member of The American Institute of Certified Public Accountants.

ABOUT X-CHANGE CORPORATION
X-Change Corporation, through its wholly-owned subsidiary, AirGATE Technologies, Inc. is a leader in unique, vertical market applications utilizing RFID and wireless, intelligent sensor technology. AirGATE Technologies, a full-solution company, handles business assessment, technology selection, including proprietary AirGATE technology, integration and support. The Company has, in an environment of technology cost compression, built a stable of technology partners that are best in class and span a wide range of solutions to support small, medium and large enterprises. Please visit www.airgatetech.com or www.x-changecorp.com for further information.


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FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks, including our need to raise capital, our dependence on strategic relationships with key suppliers and customers, our business model's dependence on widespread acceptance of RFID technology, our ability to develop recurring revenue streams and the competitiveness of the market in which we compete. These forward looking statements include statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects, future events and future results such as our ability to raise the full $6 million dollars to complete our private placement in one or more additional closings. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or the X-Change Corporation's investor relations web page at http://www.x-changecorp.com/index.html, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein.